INTELGENX TECHNOLOGIES CORP.

AMENDING LETTER RE: SUBSCRIPTION AGREEMENT FOR UNITS

TO:

IntelGenx Technologies Corp.

AND TO:

Paradigm Capital Inc. (the "Agent")

Reference is made to that subscription agreement (the “Subscription Agreement”) between the undersigned Subscriber, IntelGenx Technologies Corp. (“IntelGenx” or the “Corporation”) and the Agent, whereby the Subscriber agreed to purchase from the Corporation that number of Units set out therein at a price of US$0.70 per Unit.  The parties to the Subscription Agreement have agreed to amend the terms of the Subscription Agreement (the “Amendment”) as follows:

The addition of the following term: “if the Common Shares, Warrant Shares and the common shares underlying the Compensation Options are not listed and posted for trading on the TSX Venture Exchange (the “Listing Condition”) on or before that date that is 60 days (the “Listing Deadline”) following the Closing Date, the Corporation shall pay to the Subscriber by way of certified cheque in funds immediately available in Toronto, Ontario that amount which is equal to 5% of the Aggregate Subscription Price paid by such Subscriber pursuant to the terms of the Subscription Agreement within 30 days of the Listing Deadline and that amount equal to 1% of the Aggregate Subscription Price paid by such Subscriber pursuant to the terms of the Subscription Agreement if the Listing Condition is not satisfied each calendar month thereafter, to a maximum of 3 months, which shall be payable within 30 days of the Corporation’s subsequent interim 3 month financial period”.

The Subscriber hereby accepts this Amendment to the Subscription Agreement on the terms and conditions contained in this amending letter this                day of                          , 2008.

Subscriber’s Name

Name:
Title:

The Corporation hereby accepts this Amendment to the Subscription Agreement on the terms and conditions contained in this amending letter this                 day of                         , 2008.

INTELGENX TECHNOLOGIES CORP.

Per:
Authorized Signing Officer